Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

SMURFIT-STONE CONTAINER CORPORATION

(f/k/a Smurfit-Stone Container Enterprises, Inc.)

(hereinafter called the “Corporation”)

ARTICLE 1

OFFICES

SECTION 1.01.  Registered Office.  The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 1.02.  Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE 2

STOCKHOLDERS

SECTION 2.01.  Annual Meetings.  An annual meeting of stockholders shall be held for the election of directors and the transaction of such other business as may properly be brought before the meeting in accordance with these Bylaws at such date, time and place, if any, as may be fixed by resolution of the Board of Directors of the Corporation (the “Board of Directors”) from time to time.  The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law.  Subject to Section 2.09, any other proper business may be transacted at an annual meeting.

SECTION 2.02.  Special Meetings.  A special meeting of stockholders for any purpose or purposes (x) may be called at any time by the Chairman or the Vice Chairman and (y) shall be called by the Secretary or the Chairman or the Vice Chairman at the request in writing (delivered to such officer at the executive offices of the Corporation) of (i) a majority of the entire Board of Directors pursuant to a resolution adopted thereby (which resolution shall constitute the aforementioned written request) or (ii) the holders of a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors, as promptly as practicable following such request.  Any such request shall specify the purpose or purposes for which the meeting is requested to be called.  The Board of Directors may, in its sole discretion, determine that a special meeting shall not be held in any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law.

SECTION 2.03.  Notice of Meetings.  A written notice of each annual or special meeting of stockholders shall be given stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or these Bylaws, such notice of meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting, personally, by mail or, to the extent and in the manner permitted by applicable law, electronically.  If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

SECTION 2.04.  Adjournments.  Any annual or special meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting any business may be transacted which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with Section 2.03.

SECTION 2.05.  Conduct; Remote Communication.  Meetings of stockholders shall be presided over by the Chairman, or if there is no Chairman or in his or her absence or inability to act, by the Vice Chairman, or in the absence or inability of the Vice Chairman, by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairman presiding over the meeting may appoint any person to act as secretary of the meeting.

If authorized by the Board of Directors in accordance with these Bylaws and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (1) participate in a meeting of stockholders and (2) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

SECTION 2.06.  Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence in person or by proxy of the holders of shares of capital stock having a majority of the votes which could be cast by the holders of all outstanding shares of capital stock entitled to vote at the meeting shall constitute a quorum at each meeting of stockholders.  In the absence of a quorum, the stockholders so present may, by the affirmative vote of the holders of stock having a majority of the votes which could be cast by all such holders, adjourn the meeting from time to time in the manner provided in Section 2.04 until a quorum is present.  If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders lawfully to transact business.

SECTION 2.07.  Voting.  Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by such stockholder which has voting power on the matter in question.

Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so required by Section 2.11 of these Bylaws or so determined by the holders of stock having a majority of the votes which could be cast by the holders of all outstanding shares of capital stock entitled to vote which are present in person or by proxy at such meeting.  Directors shall be elected as provided in Section 3.03 of these Bylaws.  Each other question presented to the stockholders at a meeting shall, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of shares of capital stock having a majority of the votes which could be cast by the holders of all shares of capital stock entitled to vote on such question which are present in person or by proxy at the meeting.

Shares of capital stock of the Corporation standing in the name of another corporation and entitled to vote may be voted by such officer, agent or proxy as the bylaws or other internal regulations of such other corporation may prescribe or, in the absence of such provision, as the board of directors or comparable body of such other corporation may determine.

Shares of capital stock of the Corporation standing in the name of a deceased person, a minor, an incompetent or a debtor in a case under Title 11, United States Code, and entitled to vote may be voted by an administrator, executor, guardian, conservator, debtor-in-possession or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official or other person so voting.

A stockholder whose shares of voting stock are pledged shall be entitled to vote such shares unless on the transfer records of the Corporation the pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or such pledgee’s proxy, may represent such shares and vote thereon.

If shares of voting stock are held of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:  (i) if only one votes, such act binds all; (ii) if more than one vote, the act of the majority so voting binds all; and (iii) if more than one votes, but the vote is evenly split on any particular matter each faction may vote such stock proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery of the State of Delaware or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the stock, which shall then be voted as determined by a majority of such persons and the person appointed by the Court.  If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.

Shares of capital stock of the Corporation belonging to the Corporation, or to another corporation a majority of the shares entitled to vote in the election of directors of which are held by the Corporation, shall not be voted at any meeting of stockholders and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present.  Nothing in this Section 2.07 shall limit the right of the Corporation to vote shares of stock of the Corporation held by it in a fiduciary capacity.

SECTION 2.08.  List of Stockholders Entitled to Vote.  The Secretary shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, the list shall be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 2.09.  Business to be Conducted at Stockholder Meetings.  No business may be transacted at any meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) in the case of an annual meeting, otherwise properly brought before the meeting by any stockholder of the Corporation who (i) is a stockholder of record on the date of the giving of the notice provided for in this Section 2.09 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) complies with the notice procedures set forth in this Section 2.09.

In addition to any other applicable requirements, for business to be properly brought before any annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.  To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that (x) in the case of the first annual meeting held after the Effective Date of the Modified Joint Plan of Reorganization for Smurfit-Stone Container Corporation and its Debtor Subsidiaries and Plan of Compromise and Arrangement for Smurfit-Stone Container Canada Inc. and Affiliated Canadian Debtors filed pursuant to Section 1121(a) of Chapter 11 of Title 11 of the United States Code (the “Plan of Reorganization”), and (y) in the event that any other annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was given or public disclosure of the date of the annual meeting was first made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary under this Section 2.09 must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the annual meeting, (iii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (iv) a description of all arrangements or understandings between or among such stockholder and/or any beneficial owner of the shares held by such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder or any such beneficial owner in such business, (vi) the following information in respect of such stockholder and each such beneficial owner:  (A) the name and address of such stockholder or beneficial owner; (B) as of the date of the stockholder notice (1) each class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially or of record by such stockholder or beneficial owner, (2) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the Corporation (each, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity held or owned beneficially by such stockholder or beneficial owner to profit or share in any profit derived from any increase or decrease in the value of any class or series of shares of capital stock or other securities of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of capital stock of the Corporation, (4) any short interest held by such stockholder or beneficial owner in any security of the Corporation, (5) any right owned beneficially by such stockholder or beneficial owner to dividends on any shares of capital stock of the Corporation, which right is separated or separable from the underlying shares, (6) any proportionate interest in any shares of capital stock of the Corporation or Derivative

Instrument held directly or indirectly by a general or limited partnership in which such stockholder or beneficial owner is a general partner or with respect to which such stockholder or beneficial owner directly or indirectly owns an interest in a general partner and (7) any performance related fees (other than an asset-based fee) to which such stockholder or beneficial owner is entitled based on an increase or decrease in the value of any shares of capital stock or other securities of the Corporation or any Derivative Instrument; (C) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), and the rules and regulations promulgated thereunder; (D) a representation that such stockholder is a holder of record of a class of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such business before the meeting; and (E) a representation as whether or not such stockholder or beneficial owner intends, or is part of a group that intends, (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding voting capital stock required to approve or adopt the proposal or (y) otherwise to solicit proxies from stockholders in support of such proposal.  For the purposes of these Bylaws, “beneficially owns” (or any similar phrase) shall have the meaning set forth in Rule 13d-3 under the Exchange Act as in effect from time to time; and a person shall be deemed to hold a “short interest” in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise has the opportunity to profit or share in any profit derived from any decrease in the value of such security.

With respect to the information required to be included in the stockholder notice in respect of the stockholder or any beneficial owner pursuant to subclauses (1) through (7) of clause (B) of the preceding paragraph, the stockholder notice shall also include any interests held by members of the immediate family of such stockholder or beneficial owner sharing the same household.  The information included in the stockholder notice pursuant to such subclauses with respect to the stockholder and each beneficial owner and any immediate family members shall be updated by such stockholder by supplemental notices delivered to or mailed and received at the principal executive offices of the Corporation (x) not later than ten (10) days after the record date for the applicable annual meeting and (y) ten (10) days before the applicable annual meeting date, and shall be further updated by delivery of a supplemental notice to the Secretary immediately prior to the commencement of the annual meeting.

No business shall be conducted at any annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.09, and the business transacted at any special meeting of stockholders shall be limited to the purpose or purposes for which such meeting is called, except as otherwise determined by the Board of Directors or the chairman presiding over the meeting.  Notwithstanding the foregoing, once business has been properly brought before any meeting of stockholders, nothing in this Section 2.09 shall be deemed to preclude discussion by any stockholder of any such business.  If the chairman presiding over any meeting of stockholders determines that business was not properly brought before such meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Nothing contained in this Section 2.09 shall be deemed to affect any rights of stockholders to request the inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) under the Exchange Act.

SECTION 2.10.  Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy filed with the Secretary before or at the time of the meeting.  No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

A stockholder may authorize another person or persons to act for such stockholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such stockholder or such stockholder’s authorized officer, director, partner, employee or agent (or, if the stock is held in a trust or estate, by a trustee, executor or administrator thereof) signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a “Transmission”) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such stockholder.

Any Inspector or Inspectors appointed pursuant to Section 2.11 of these Bylaws shall examine Transmissions to determine if they are valid.  If no Inspector or Inspectors are so appointed, the Secretary or such other person or persons as shall be appointed from time to time by the Board of Directors shall examine Transmissions to determine if they are valid.  If it is determined that a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied.

Any copy, facsimile telecommunication or other reliable reproduction of such a writing or Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.

SECTION 2.11.  Voting Procedures and Inspectors of Elections.  If the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association or (iii) held of record by more than 2,000 stockholders, the Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors (individually an “Inspector” and collectively the “Inspectors”) to act at such meeting and make a written report thereof.  The Board of Directors may designate one or more persons as alternate Inspectors to replace any

Inspector who shall fail to act.  If no Inspector or alternate is able to act at such meeting, the chairman presiding over the meeting shall appoint one or more other persons to act as Inspectors.  Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.

The Inspectors shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each, (ii) determine the number of shares of capital stock of the Corporation present in person or by proxy at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the Inspectors and (v) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots.  The Inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting.  No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by any stockholder shall determine otherwise.

In determining the validity and counting of proxies and ballots, the Inspectors shall be limited to an examination of the proxies, any envelopes submitted with such proxies, any information referred to in the second and third paragraphs of Section 2.10 of these Bylaws, ballots and the regular books and records of the Corporation, except that the Inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a stockholder of record to cast or more votes than such stockholder holds of record.  If the Inspectors consider other reliable information for the limited purpose permitted herein, the Inspectors, at the time they make their certification pursuant to the second paragraph of this Section 2.11, shall specify the precise information considered by them, including the person or persons from whom such information was obtained, when and the means by which such information was obtained and the basis for the Inspectors’ belief that such information is accurate and reliable.

SECTION 2.12.  Fixing Date of Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock, (iv) to express consent to corporate action in writing without a meeting or (v) to take, receive or participate in any other action, the Board of Directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors (1) in the case of a determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, be not more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of a determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall be not more than sixty (60) days before such action.

If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 2.13.  Action By Consent of Stockholders.

Unless the power of stockholders to act by consent without a meeting is restricted or eliminated by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.

Every written consent shall bear the date of signature of each stockholder (or his, her or its proxy) signing such consent.  Prompt notice of the taking of corporate action without a meeting of stockholders by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of persons to authorize or take the action were delivered to the Corporation in the manner required by this Section 2.13.  All such written consents shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to the Secretary.  Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of these By-laws, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission.  Any consent by means of telegram, cablegram or electronic transmission shall be deemed to have been signed on the date on which it was transmitted.  No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, at its principal place of business or to the Secretary.  Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.  Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to the Secretary if, to the extent and in the manner provided by resolution of the Board of Directors of the Corporation.

No written consent shall be effective to authorize or take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent delivered to the Corporation in the manner required by this Section 2.13, written consents signed by a sufficient number of persons to authorize or take such action are delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to the Secretary.  All such written consents shall be filed with the minutes of proceedings of the stockholders, and actions authorized or taken under such written consents shall have the same force and effect as those authorized or taken pursuant to a vote of the stockholders at an annual or special meeting.

ARTICLE 3

DIRECTORS

SECTION 3.01.  Duties and Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which, directly or through one or more committees thereof as provided herein, may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

SECTION 3.02.  Composition of the Board of Directors.  The directors constituting the Board of Directors immediately following the adoption of these Bylaws shall be those persons who are appointed for such purpose pursuant to the Plan of Reorganization, and such directors shall initially constitute the entire Board of Directors.  The number of directors constituting the entire Board of Directors may at any time and from time to time thereafter be changed by resolution adopted by the Board of Directors.

The composition of the Board of Directors shall comply with the independence requirements of the laws, rules and regulations applicable to the Corporation, including the federal securities laws and the Sarbanes-Oxley Act, the rules of the Securities and Exchange Commission (the “SEC”) and the requirements of the New York Stock Exchange (the

“Exchange”) or such other securities exchange as may be applicable.  Directors need not be stockholders.

As used in these Bylaws, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

SECTION 3.03.  Election.  Except as otherwise provided pursuant to the Certificate of Incorporation in respect of directors to be elected solely by the holders of one or more classes or series of preferred stock and except as provided by Section 3.06 with respect to the filling of vacancies, directors shall be elected by a majority of votes cast by the shares of capital stock represented at a meeting of stockholders and entitled to vote thereon, a quorum being present at such meeting, unless the election is contested, in which case directors shall be elected by a plurality of votes cast by the shares represented at such meeting.  A “majority of votes cast” for such purpose means that the number of votes cast “for” the election of the nominee exceeds 50% of the total number of votes cast “for” or “against” the election of that nominee.  Stockholders shall also be provided the opportunity to abstain with respect to the election of a director.  In voting on the election of directors, abstentions, votes designated to be withheld from the election of a director and shares present but not voted in respect of the election of a director, if any, shall not be considered as votes cast.  An election shall be considered “contested” if the number of nominees for election is greater than the number of directors to be elected.  For purposes hereof, the number of nominees shall be determined as of the last date on which a stockholder in accordance with these Bylaws may give notice of the nomination of a person for election as a director in order for such nomination to be required to be presented for a vote of the stockholders.

Each director, including a director elected to fill a vacancy, shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, incapacity, resignation, retirement, disqualification or removal from office.

SECTION 3.04.  Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.  Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders or at special meeting of stockholders called for the purpose of electing directors (a) by or at the direction of the Board of Directors (or any duly authorized committee of the Board of Directors) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.04 and on the record date for the determination of stockholders entitled to vote at such meeting of stockholders and (ii) who complies with the notice procedures set forth in this Section 3.04.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.  To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation: (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that (x) in the case of the first annual meeting held after the Effective Date of the Plan of Reorganization and (y) in the event that any other annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was given or public disclosure of the date of the annual meeting was first made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was given or public disclosure of the date of the annual meeting was first made, whichever first occurs.  In the event that the number of directors to be elected to the Board of Directors at any annual meeting is increased and there is no public announcement by the Corporation naming all the nominees for director or specifying the size of the increased Board of Directors at least ninety (90) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder notice required by this Section 3.04 shall also be considered timely, but only with respect to the nominees for any new positions created by such increase, if it shall be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was given or public disclosure of the date of the annual meeting was first made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary under this Section 3.04 must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) each class or series and number of shares of capital stock of the Corporation which are owned of record or beneficially by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (b) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings and any other material relationships between or among (1) such nominee and (2) such stockholder, any beneficial owner of the shares held by such stockholder and their respective affiliates and associates or others acting in concert therewith, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC if any person referred to in subclause (2) were the “registrant” for the purposes of Item 404 and the nominee were a director or executive officer of such registrant, (c) in respect of such stockholder and each such beneficial owner, the information that would be required to be set forth in a stockholder notice given under Section 2.09 pursuant to subclauses (A) and (B) of clause (vi) of the third paragraph of that Section, (d) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in the notice given pursuant to this Section 3.04 and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require (x) to determine the eligibility of such proposed nominee to serve as a director of the Corporation, (y) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rules or regulations or any publicly disclosed corporate governance guidelines or the charter of any committee of the Board of Directors and (z) that could otherwise be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

No person shall be eligible for election as a director of the Corporation at any meeting of the stockholders unless nominated in accordance with the procedures set forth in this Section 3.04.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman presiding over any meeting of stockholders shall have the power to (x) determine whether a director nomination was made in accordance with the procedures set forth in this Section 3.04 and (y) declare that a director nomination was not made in compliance with this Section 3.04.  Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) who proposed any nominee for director by a notice given pursuant to this Section 3.04 does not appear at the meeting of stockholders to make such nomination, such nomination shall be disregarded notwithstanding that proxies with respect to the election of such nominee may have been received by the Corporation.  For the purposes of this paragraph, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce evidence of such position or authority.

SECTION 3.05.  Resignation and Removal.  Any director may resign at any time by giving written notice to the Chairman, the Vice Chairman or the Secretary.  A resignation shall take effect when the resignation is delivered to the officer to whom it is directed unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events, without any need for its acceptance.

Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors.

SECTION 3.06.  Vacancies.  Subject to the terms of any one or more classes or series of preferred stock of the Corporation, newly created directorships resulting from any increase in the number of directors and any vacancies in the Board of Directors resulting from death or incapacity, resignation, retirement, disqualification or removal from office may be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or by stockholders at a special meeting duly called for such purpose, and directors so elected shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death or incapacity, resignation, retirement, disqualification or removal from office.

SECTION 3.07.  Regular Meetings.  Unless otherwise determined by the Board of Directors, a regular annual meeting of the Board of Directors shall be held, without call or notice, immediately after and, if the annual meeting of stockholders is held at a place, at the same place as the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting.  If the stockholders shall elect the directors by written consent of stockholders as permitted by Section 2.13 of these Bylaws, a special meeting of the Board of Directors shall be called as soon as practicable after such election for the purposes described in the preceding sentence.  Additional regular meetings of the Board of Directors may be held without call or notice at such times as shall be fixed by resolution of the Board of Directors.

SECTION 3.08.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman, the Vice Chairman, the Chief Executive Officer or the Secretary or by any member of the Board of Directors.  Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting shall be given to each director either (a) by mail not less than forty-eight (48) hours before the date and time of the meeting (and, if such notice is given by mail within seven (7) days prior to the date of the meeting, concurrently by telephone, telegram, telecopier, electronic transmission or cable), (b) by telephone, telegram or telecopier given not less than twenty-four (24) hours before the date and time of the meeting or (c) on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.  The purpose or purposes of a special meeting need not be stated in the call or notice.

SECTION 3.09.  Organization; Quorum; Actions by Board.  Meetings of the Board of Directors shall be presided over by the Chairman, or if there is no Chairman or in his or her absence or inability to act, by the Vice Chairman, or in the absence or inability to act of the Vice Chairman, by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairman presiding over the meeting may appoint any person to act as secretary of the meeting.  A majority of the directors present at a meeting, whether or not they constitute a quorum, may adjourn such meeting to any other date, time or place without notice other than announcement at the meeting.

Except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

SECTION 3.10.  Action by Written Consent.  Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee.  Such filing shall be made in paper form if the minutes of the Corporation are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.11.  Meetings by Means of Conference Telephone.  Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, the Independent Directors (as defined in Section 3.12) or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.11 shall constitute presence in person at such meeting.

SECTION 3.12.  Independent Director Meetings.  Those members of the Board of Directors who are “independent” under the rules of the Exchange (herein “Independent Directors”) shall hold periodic meetings.  Immediately following the first meeting of the Board of Directors at which these Bylaws are adopted (provided that a majority of the Independent Directors are present at such meeting), the Independent Directors shall hold a meeting and elect, by a majority vote of the Independent Directors present at such meeting, a director to act as the lead independent director (“Lead Independent Director”).  The Lead Independent Director shall preside at all meetings of the Independent Directors.  Meetings of the Independent Directors may be called by the Lead Independent Director on his or her own or at the request of another Independent Director.  The meetings may be held at such time and place as determined by the Lead Independent Director.  The notice requirements set forth in Section 3.08 shall apply to such meetings, unless waived.  The Lead Independent Director shall be elected annually immediately following the Board of Directors meeting held in conjunction with the annual stockholders meeting, and shall serve until his or her successor is duly elected and qualified, or until his earlier death or incapacity, resignation, retirement, disqualification or removal from office.

SECTION 3.13.  Committees.  In addition to the committees of the Board of Directors provided for in Sections 3.14 through 3.16, the Board of Directors may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members present at any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Members of a committee shall hold office for such period as may be fixed by a resolution adopted by the Board of Directors, subject to removal at any time by the Board of Directors.

Except as otherwise provided in these Bylaws, any committee, to the extent allowed by applicable law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.  The Corporation hereby elects to be governed by Section 141(c)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).  Each committee shall keep regular minutes and report to the Board of Directors when required.

Unless the Board of Directors otherwise provides, each committee of the Board of Directors may make, alter and repeal rules for the conduct of its business.

SECTION 3.14.  Compensation Committee.  There is hereby established a Compensation Committee.  The Compensation Committee shall consist of such number of directors as from time to time shall be designated by the Board of Directors, who shall serve on such committee for the term for which each member is designated or until such member’s successor is duly elected and qualified, or until such member’s earlier death or incapacity, resignation, retirement, disqualification or removal from the Board of Directors or the Compensation Committee.  The composition of the Compensation Committee shall comply with the independence requirements of the Exchange or such other securities exchange as may be applicable, and no member of the Compensation Committee shall be an officer or an employee of the Corporation or of any subsidiary of the Corporation.  The Compensation Committee shall have the powers and authority set forth in a written charter of the Compensation Committee approved and adopted by the Board of Directors.

SECTION 3.15.  Nominating and Governance Committee.  There is hereby established a Nominating and Governance Committee.  The Nominating and Governance Committee shall consist of such number of directors as from time to time shall be designated by the Board of Directors, who shall serve on such committee for the term for which each member is designated or until such member’s successor is duly elected and qualified, or until such member’s earlier death or incapacity, resignation, retirement, disqualification or removal from the Board of Directors or the Nominating and Governance Committee.  The composition of the Nominating and Governance Committee shall comply with the independence requirements of the Exchange or such other securities exchange as may be applicable.  The Nominating and Governance Committee shall have the powers and authority set forth in a written charter of the Nominating and Governance Committee approved and adopted by the Board of Directors.

SECTION 3.16.  Audit Committee.  There is hereby established an Audit Committee of the Board of Directors.  The Audit Committee shall consist of directors who shall serve on such committee for the term for which each member is designated or until such member’s death or incapacity, resignation, retirement, disqualification or removal from the Board of Directors or the Audit Committee.  The Audit Committee shall be comprised of not less than three (3) directors each of whom shall meet the independence, experience and any other requirements of the laws, rules and regulations applicable to the Corporation, including the federal securities laws and the Sarbanes-Oxley Act, the rules of the SEC, and the requirements of the Exchange or such other securities exchange as may be applicable.  The Audit Committee shall have the powers and authority set forth in a written charter of the Audit Committee approved and adopted by the Board of Directors.

SECTION 3.17.  Compensation.  Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors.  The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a director or committee member.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 3.18.  Interested Directors.  A director who is directly or indirectly a party to a contract or transaction with the Corporation, or is a director or officer of or has a financial interest in any other corporation, partnership, association or other organization which is a party to a contract or transaction with the Corporation, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization to the extent permitted by applicable law, including Section 144 of the DGCL.

SECTION 3.19.  Reliance upon Records.  Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.

ARTICLE 4

OFFICERS

SECTION 4.01.  General.  The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Secretary and a Treasurer.  The Board of Directors in its discretion may also elect one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as it deems appropriate.  The Corporation shall also have a Chairman and may have a Vice Chairman, each of whom shall be chosen by resolution of the Board of Directors from among the directors of the Corporation.  A person serving as Chairman or Vice Chairman shall not be deemed to be an officer of the Corporation unless such person separately holds an officer position.  Unless otherwise prohibited by applicable law or the Certificate of Incorporation, any number of offices may be held by the same person and any officer who is also a director may be elected as the Chairman or the Vice Chairman.  Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board of Directors may determine.  The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation.

SECTION 4.02.  Election; Resignation; Removal; Vacancies.  The Board of Directors at its meeting held after each annual meeting of stockholders shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death or incapacity, resignation, retirement, disqualification or removal from office.  Any officer may resign at any time by giving written notice to the Chairman, the Chief Executive Officer or the Secretary.  Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance.  The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.  A vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term thereof by the Board of Directors at any regular or special meeting.

SECTION 4.03.  Chairman and Vice Chairman of the Board.  The Chairman shall preside at all meetings of stockholders and of the Board of Directors at which the Chairman is present.  The Chairman shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

The Board of Directors may also elect by resolution a Vice Chairman from among the members of the Board of Directors to act in the place of the Chairman in his or her absence or inability to act.

SECTION 4.04.  Chief Executive Officer.  Subject to the control of the Board of Directors, the Chief Executive Officer shall have general supervisory responsibilities with respect to the business affairs and officers of the Corporation.  The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

The Chief Executive Officer shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by applicable law, rule or regulation to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer.

SECTION 4.05.  President.  The President shall assist the Chief Executive Officer in directing the business affairs and officers of the Corporation and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer.  He shall also, in the absence, upon the disability or at the request of the Chief Executive Officer, exercise and perform the duties of the Chief Executive Officer.  The President may execute bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or by applicable law, rule or regulation to be otherwise signed and executed.

SECTION 4.06.  Chief Operating Officer.  The Chief Operating Officer shall have responsibility for the day-to-day operation of the business of the Corporation and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the President or the Chief Executive Officer.  The Chief Operating Officer may execute bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or by applicable law, rule or regulation to be otherwise signed and executed.

SECTION 4.07.  Chief Financial Officer.  The Chief Financial Officer shall exercise general supervision over the finances of the Corporation and shall supervise and be responsible for all matters pertaining to the raising of debt and equity capital and cash management functions of the Corporation.  The Chief Financial Officer shall render periodically such balance sheets and other financial statements or reports relating to the business of the Corporation as may be required by the Board of Directors, the Chairman, the Chief Executive Officer or any other authorized officer of the Corporation.  The Chief Financial Officer shall be a Vice President and shall report to the Chief Executive Officer.

SECTION 4.08.  Vice Presidents.  At the request of the President or the Chief Operating Officer or in the absence of the President or the Chief Operating Officer or in the event of the inability or refusal of the President or the Chief Operating Officer to act, the Vice President or the Vice Presidents, if there is more than one (first the Executive Vice President, second the Chief Financial Officer and then in the order designated by the Board of Directors) shall perform the duties of the President and Chief Operating Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President or the Chief Operating Officer (as applicable).  Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.  If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or the Chief Operating Officer or in the event of the inability or refusal of the President or the Chief Operating Officer to act, shall perform the duties of the President or the Chief Operating Officer (as applicable), and when so acting, shall have all the powers of and be subject to all the restrictions upon the President or the Chief Operating Officer (as applicable).

SECTION 4.09.  Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees of the Board of Directors when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and, shall perform such other duties as may be prescribed by the Board of Directors, the Chairman or the Chief Executive Officer, who shall have supervisory authority with respect to the Secretary.  If the Secretary shall be unable or shall refuse to cause to be given notice of any meeting of the stockholders or any special meetings of the Board of Directors, and if there be no Assistant Secretary then, either the Board of Directors, the Chairman or the Chief Executive Officer may choose another officer to cause such notice to be given.  The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument or document executed on behalf of the Corporation and, when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.  The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

SECTION 4.10.  Treasurer.  The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of

Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman, the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death or incapacity, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

SECTION 4.11.  Assistant Secretaries.  Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

SECTION 4.12.  Assistant Treasurers.  Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.  If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death or incapacity, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

SECTION 4.13.  Other Officers.  Such other officers as the Board of Directors may from to time elect shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.  The Board of Directors may delegate to any other officer of the Corporation the power to appoint such other officers and to prescribe their respective duties and powers.

SECTION 4.14.  Voting Securities Owned by the Corporation.  Subject to the control of the Board of Directors, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, the Chief Operating Officer, the Executive Vice President, the Chief Financial Officer or any other Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE 5

STOCK CERTIFICATES AND TRANSFERS

SECTION 5.01.  Certificates.  Shares of the Corporation’s capital stock may be certificated or uncertificated, as determined by the Board of Directors.  Any certificates of stock of the Corporation shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the Corporation as they are issued.  Any such certificates shall exhibit the holder’s name and be signed by or in the name of the Corporation (i) by the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

SECTION 5.02.  Signatures.  Any or all of the signatures on a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

SECTION 5.03.  Lost Certificates.  The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such stockholder’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 5.04.  Book Entry Shares.  Shares of the Corporation’s capital stock may, if so authorized by the Board of Directors, be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation.  Except as expressly provided by applicable law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

SECTION 5.01.  Transfers.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 5.03 of these By-laws, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of stock certificates, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Transfers of stock shall be made only on the books of the Corporation by the registered holder thereof or by such holder’s attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation.  Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificate or certificates representing such stock are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

SECTION 5.02.  Additional Rules and Regulations.  The Board of Directors may make such additional rules and regulations as it may deem expedient, and not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificated or uncertificated shares of capital stock of the Corporation.  All references to stock or shares in these Bylaws shall refer to either stock or shares represented by certificates or uncertificated shares, and no such reference shall be construed to require certificated shares or to grant additional or different rights or obligations as between the holders of certificated and uncertificated shares of the Corporation.

SECTION 5.03.  Stockholders of Record.  The Corporation shall be entitled to treat the holder of record of any stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

ARTICLE 6

NOTICES

SECTION 6.01.  Manner of Notice.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, whenever notice is required to be given to any stockholder, director or member of any committee of the Board of Directors, such notice may be given by (i) personal delivery, (ii) depositing it, in a sealed envelope, in the United States mails, first class, postage prepaid, addressed, (iii) delivering to a company for overnight or second day mail or delivery, (iv) delivering it to a telegraph company, charges prepaid, for transmission, or by transmitting it via telecopier, or (v) any other reliable means permitted by applicable law (including, subject to the second paragraph of this Section 6.01, electronic transmission) to such stockholder, director or member, either at the address of such stockholder, director or member as it appears on the records of the Corporation or, in the case of such a director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited, delivered or transmitted, as the case may be.  Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these Bylaws.

Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall also be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.

SECTION 6.02.  Dispensation with Notice.  Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any stockholder to whom (i) notice of two consecutive annual meetings of stockholders and all notices of meetings of stockholders or of the taking of action by stockholders by written consent without a meeting to such stockholder during the period between such two consecutive annual meetings or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a twelve-month period, have been mailed addressed to such stockholder at the address of such stockholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required.  Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given.  If any such stockholder shall deliver to the Corporation a written notice setting forth the then current address of such stockholder, the requirement that notice be given to such stockholder shall be reinstated.

Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

SECTION 6.03.  Waiver of Notice.  Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee or directors need be specified in any written waiver of notice.

ARTICLE 7

GENERAL PROVISIONS

SECTION 7.01.  Dividends.  Dividends upon the capital stock of the Corporation, if any, may, subject to the provisions of the Certificate of Incorporation, be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of capital stock.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

SECTION 7.02.  Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 7.03.  Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 7.04.  Corporate Seal.  The Board of Directors may provide a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE 8

INDEMNIFICATION

SECTION 8.01.  Power to Indemnify in Actions, Suits or Proceedings other than those by or in the Right of the Corporation.  Subject to Section 8.03, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation on or after January 26, 2009, or is or was a director or officer of the Corporation on or after January 26, 2009 serving or having served at the request of the Corporation as a director, officer, trustee, administrator, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts (including attorneys’ fees paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

SECTION 8.02.  Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.  Subject to Section 8.03, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation on or after January 26, 2009, or is or was a director or officer of the Corporation on or after January 26, 2009 serving or having served at the request of the Corporation as a director, officer, trustee, administrator, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such excuses which the Court of Chancery or such other court shall deem proper.

SECTION 8.03.  Authorization of Indemnification.  Any indemnification under this Article 8 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.01 or Section 8.02, as the case may be. Such determination shall be made with respect to a person who is a director or officer at the time of such determination, (i) by the Board of Directors by a majority vote of the directors who were not parties to such action, suit or proceeding (the “Uninvolved Directors”) even though less than a quorum, or (ii) by a committee of such Uninvolved Directors designated by majority vote of the Uninvolved Directors, even though less than a quorum, or (iii) if there are no Uninvolved Directors, or if the Uninvolved Directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.  To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

SECTION 8.04.  Good Faith Defined.  For purposes of any determination under Section 8.03, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise.  The term “another enterprise” as used in this Section 8.04 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, trustee, administrator, employee or agent.  The provisions of this Section 8.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 8.01 or 8.02, as the case may be.

SECTION 8.05.  Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 8.03, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 8.01 and 8.02.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 8.01 or 8.02, as the case may be. Neither a contrary determination in the specific case under Section 8.03 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 8.05 shall be given to the Corporation promptly upon the filing of such application.  If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

SECTION 8.06.  Expenses Payable in Advance.  Expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article 8.

SECTION 8.07.  Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by or granted pursuant to this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of, and advances of expenses to, the persons specified in Section 8.01 and 8.02 shall be made to the fullest extent permitted by law.  The provisions of this Article 8 shall not be deemed to preclude the indemnification of, and advancement of expenses to, any person who is not specified in Sections 8.01 or 8.02 of this Article 8 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

SECTION 8.08.  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, trustee, administrator, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article 8.

SECTION 8.09.  Certain Definitions.  For purposes of this Article 8, references to “the Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger (including, without limitation, Smurfit-Stone Container Corporation, a Delaware corporation incorporated on August 4, 1989 under the name “SIBV/MS Holdings, Inc.”, which was merged into the Corporation on June 30, 2010) which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, trustee, administrator, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article 8 with respect to the resulting or surviving corporation as such person would have had with respect to such constituent corporation if its separate existence had continued.  For purposes of this Article 8, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, trustee, administrator, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article 8.

SECTION 8.10.  Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses obligations set forth in this Article 8 shall inure to the benefit of the heirs, executors, administrators and personal representatives of those persons entitled thereto and shall be binding upon any successor to the Corporation to the fullest extent permitted by law.  Neither any amendment or repeal of the provisions of this Article 8 nor adoption of any provision of the Certificate of Incorporation or of these Bylaws which is inconsistent with the provisions of this Article 8 shall adversely affect any right or protection of a person existing at the time of such amendment, repeal or adoption with respect to actions, suits or proceedings relating to acts or omissions of such person occurring prior to such amendment, repeal or adoption.

SECTION 8.11.  Limitation on Indemnification.  Notwithstanding anything contained in this Article 8 to the contrary, except for proceedings to enforce rights to indemnification and rights to advancement of expenses (which shall be governed by Section 8.06), the Corporation shall not be obligated to indemnify, or advance expenses to, any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

SECTION 8.12.  Indemnification of Employees and Agents.  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation and its subsidiaries and joint venture entities similar to those conferred in this Article 8 to directors and officers of the Corporation.

ARTICLE 9

AMENDMENTS

SECTION 9.01.  Except as set forth below, these Bylaws may be amended, altered or repealed and new Bylaws adopted by (i) the stockholders, by the affirmative vote of the holders of a majority of the voting power of the shares of capital stock issued and outstanding and entitled to vote generally in the election of directors (voting together as a single class) at a meeting of the stockholders (provided notice of the proposed amendment shall be included in the notice of the meeting) or (ii) the Board of Directors, by a majority vote of the entire Board of Directors at any meeting, including any bylaw adopted by the stockholders; provided, however, that the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.